Chapman & Flanagan, Ltd.
                            Attorneys at Law

2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119
         (702) 650-5660  Facsimile (702) 650-5667

                         April 27, 2000
Board of Directors
Infotopia, Inc.
43 Taunton Green, Suite 5
Taunton, MA 02780

Gentlemen;

We   have  acted  as  securities  counsel  for  Infotopia,   Inc.
("Infotopia" or the "Company"). You have asked us to render this opinion to Infotopia.

You have advised that:

        1. Infotopia is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

        2. Deanne Ofsink, Herbert M. Jacobi, Daniel G. Chapman, Sean P. Flanagan, Glenn Bagwell, and Michael Howry have acted and will continue to act as legal counsel on behalf of the Company.

        3.   Noreen Wilson, Charles Perez, Rose Del Prince, O.B.
        Oberhansely, Dean Casutt, and Pete Ferracone have acted and will continue to act as consultants to the Company.

        4. In their capacities as legal counsel or consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Infotopia's securities.

        5. Infotopia has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of Infotopia.

        6. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of Infotopia. These shares shall be registered pursuant to a Registration Statement on Form S-8.

We  have read such documents as have been made available  to  us.
For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that Infotopia may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We  consent  to  the  use  of  this letter  in  the  Registration
Statement filed on Form S-8.

Sincerely,

/s/ Chapman & Flanagan, Ltd.

Chapman & Flanagan, Ltd.